Exhibit 99.1
ASGN Incorporated Reports Third Quarter 2023 Results
Revenues in line with, and Adj. EBITDA Margin exceeds, Company's Guidance

October 25, 2023

RICHMOND, VA.— (BUSINESS WIRE) -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and solutions to the commercial and government sectors, reported financial results for the quarter ended September 30, 2023.

Q3 2023 Highlights

•Revenues were $1.12 billion
•Net income was $59.4 million
•Adjusted EBITDA (a non-GAAP measure) was $137.5 million (12.3 percent of revenues)
•Operating cash flows were $147.5 million and Free Cash Flow (a non-GAAP measure) was $137.7 million
•Repurchased 1.1 million shares of the Company's common stock for $91.3 million
•Increased the capacity of the Senior Secured Revolving Credit Facility to $500.0 million and extended its maturity date to 2028; also extended maturity date of the Senior Secured Debt to 2030

IT Consulting Revenues - Approximately 55 percent of total revenues

•Commercial Segment - New bookings for the trailing-twelve-month period ("TTM") were $1.3 billion and book-to-bill ratio was 1.2 to 1
•Federal Government Segment - New contract awards for the TTM were $1.1 billion and book-to-bill ratio was 0.9 to 1

Management Commentary

“The resiliency of ASGN’s business model continued to play out as designed in the third quarter of 2023,” said ASGN Chief Executive Officer, Ted Hanson. “Revenues of $1.12 billion surpassed the midpoint of our guidance range. IT consulting revenues across our commercial and government businesses reached approximately 55 percent of consolidated revenues, ahead of our 2024 goal. Adjusted EBITDA margin of 12.3 percent surpassed the top-end of our guidance range for the quarter, benefiting from the variable nature of our cost structure.”

Mr. Hanson continued, “The strength of ASGN’s business lies in our large enterprise account base in six critical industry verticals. This diversified account base provides support and stability throughout market cycles, as is evident in the double-digit year-over-year revenue growth of our countercyclical federal government business this past quarter. Consistent with our peer set and our client base, we remain cautious about the near-term market demand. Nevertheless, with great qualifications across sought-after IT solutions and skillsets, ASGN is ready to leverage the growth in IT spend when demand improves.”

Third Quarter 2023 Financial Results - Summary

	Three Months Ended
(In millions, except per share data)	Q3 2023	Q3 2022	Q2 2023
Revenues
Commercial Segment	$782.4	$900.0	$811.3
Federal Government Segment	334.4	297.9	319.6
	1,116.8	1,197.9	1,130.9

Gross Margin
Commercial Segment	32.5%	33.1%	32.2%
Federal Government Segment	20.4%	20.5%	20.5%
Consolidated	28.9%	30.0%	28.9%

Income from continuing operations	$59.4	$71.1	$60.1
Income from discontinued operations	—	2.1	—
Net Income	$59.4	$73.2	$60.1

Earnings per share - Diluted
Continuing operations	$1.23	$1.40	$1.22
Discontinued operations	—	0.04	—
	$1.23	$1.44	$1.22

Non-GAAP Financial Measures
Adjusted Net Income	$81.1	$90.7	$78.2
Adjusted Net Income per diluted share	$1.68	$1.79	$1.59
Adjusted EBITDA	$137.5	$148.7	$135.2
Adjusted EBITDA margin	12.3%	12.4%	12.0%

__________
Notes:
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.

Consolidated revenues were $1.12 billion, down 6.8 percent over the third quarter of 2022. From an industry perspective, the Company operates in six broad industry verticals. Commercial Segment revenues (70.1 percent of total revenues), were down 13.1 percent year-over-year and are categorized in five verticals: (i) Financial Services, (ii) Consumer and Industrial, (iii) Technology, Media and Telecom ("TMT"), (iv) Healthcare, and (v) Business and Government Services. Consumer and Industrial and Healthcare verticals saw low single-digit revenue declines year-over-year and the remaining three verticals saw double-digit declines year-over-year. Federal Government Segment revenues (29.9 percent of total revenues), the sixth industry vertical, were up 12.3 percent year-over-year and included $24.6 million from Iron Vine, which was acquired in October 2022.

Total IT consulting services revenues were $608.6 million (54.5 percent of total revenues), up 7.4 percent year-over-year. Federal Government Segment revenues, which are all consulting revenues, were $334.4 million, up 12.3 percent year-over-year as stated above, and Commercial Segment consulting revenues were $274.2 million, up 2.1 percent year-over-year. The growth in IT consulting services revenues was offset by a 19.5 percent year-over-year decline in assignment revenues which totaled $508.2 million (45.5 percent of total revenues), reflecting continued softness in the more discretionary and cyclical portions of the Commercial Segment business. On a same Billable Day basis, adjusting for 1.5 fewer Billable Days in the third quarter of 2023 compared to the third quarter of 2022, assignment revenues declined 17.6 percent.

Gross margin for the third quarter of 2023 was 28.9 percent, down 110 basis points from the third quarter of 2022. The compression mainly related to business mix: (i) within the Commercial Segment, a lower mix of certain high-margin assignment revenues, namely, creative digital marketing and permanent placement revenues, which was partially offset by a higher mix of high-margin IT consulting revenues with a year-over-year expansion in margin and (ii) a higher mix of revenues from the Federal Government Segment, which have a lower gross margin than commercial revenues.

Selling, general and administrative (“SG&A”) expenses were $206.0 million (18.4 percent of revenues), compared with $232.6 million (19.4 percent of revenues) from the third quarter of 2022. This improvement was primarily due to lower incentive compensation expense. SG&A expenses included $1.1 million in acquisition, integration and strategic planning expenses and a $2.7 million tentative legal settlement, both of which were not included in the Company's previously-announced guidance estimates.

Income from continuing operations was $59.4 million ($1.23 per diluted share), compared with $71.1 million ($1.40 per diluted share) from the third quarter of 2022.

Adjusted EBITDA (a non-GAAP measure) was $137.5 million, or 12.3 percent of revenues ("Adjusted EBITDA margin", a non-GAAP measure), compared with $148.7 million or 12.4 percent of revenues in the third quarter of 2022.

Capital Resources and Capital Allocation

At September 30, 2023, the Company had:
•Cash and cash equivalents of $145.6 million
•Full availability under its $500.0 million Senior Secured Revolving Credit Facility (due 2028)
•Senior Secured Debt of $500.0 million (term loan B facility due 2030)
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

During the quarter, the Company refinanced its existing $460 million, five-year Senior Secured Revolving Credit facility, with a new upsized, five-year, $500.0 million facility. The maturity of the facility has been extended to 2028. The Company also refinanced its secured $500.0 million term loan B with the issuance of a new $500.0 million, seven-year term loan B maturing in 2030.

In the third quarter of 2023 the Company repurchased 1.1 million shares of its common stock for $91.3 million at an average price of $79.63 per share. Approximately $349.1 million remained available at quarter end for repurchases under the Company's stock repurchase plan.

Leverage Ratio was 2.0 to 1 at September 30, 2023.

Fourth Quarter 2023 Financial Estimates

The Company's financial estimates for the fourth quarter of 2023, which are set forth below, are based on current operating trends and assume no significant deterioration in the markets ASGN serves nor any possible revenue declines associated with a potential government shutdown. These estimates do not include any acquisition, integration or strategic planning expenses. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$1,042.5	$1,062.5
SG&A expenses(1)	193.0	197.8
Amortization of intangible assets	17.9	17.9
Net income	46.2	49.1

Earnings per share - Diluted:	$0.97	$1.03
Diluted shares outstanding	47.8	47.8
Gross margin	28.0%	28.3%
Effective tax rate(2)	28.0%	28.0%

Non-GAAP Financial Measures:
Adjusted EBITDA	$115.5	$119.5
Adjusted Net Income(3)	$63.4	$66.3
Adjusted Net Income per diluted share(3)	$1.33	$1.39
Adjusted EBITDA Margin	11.1%	11.3%
___________
(1) Includes non-cash expenses totaling $16.3 million, comprised of: (i) $10.3 million in stock-based compensation and (ii) $6.0 million in depreciation.
(2) Estimated effective tax rate before any excess tax benefits related to stock-based compensation.
(3) Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $8.5 million each quarter, or $0.18 per diluted share, and represent the benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks.

The financial estimates above are based on an estimate of “Billable Days”, which are Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather. There are 60.0 Billable Days in the fourth quarter of 2023, which is the same as the year ago period and 2.5 fewer days than Q3 2023.

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the third quarter of 2023 and to provide fourth quarter estimates. The dial-in number is 877-407-0792 (+1-201-689-8263 for callers outside the United States), and the conference ID number is 13740634. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.asgn.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until November 8, 2023. The access number for the replay is 844-512-2921 (+1-412-317-6671 for callers outside the United States) and the conference ID number is 13740634.

About ASGN Incorporated

ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and solutions to the commercial and government sectors. ASGN helps corporate enterprises and government organizations develop, implement and operate critical IT and business solutions through its integrated offering of professional staffing and IT consulting. For more information, please visit asgn.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue, expense and profit estimates outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train and retain qualified staffing consultants, the availability of qualified contract professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of acquisitions and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on February 27, 2023. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Results of Operations:
Revenues	$1,116.8	$1,197.9	$1,130.9	$3,376.5	$3,430.7
Costs of services	794.4	839.0	804.6	2,401.4	2,401.2
Gross profit	322.4	358.9	326.3	975.1	1,029.5
Selling, general and administrative expenses	206.0	232.6	210.5	640.6	665.1
Amortization of intangible assets	17.8	17.9	17.9	53.8	45.3
Operating income	98.6	108.4	97.9	280.7	319.1
Interest expense	(18.5)	(12.1)	(15.8)	(49.7)	(31.5)
Income before income taxes	80.1	96.3	82.1	231.0	287.6
Provision for income taxes	20.7	25.2	22.0	62.0	76.3
Income from continuing operations	59.4	71.1	60.1	169.0	211.3
Income from discontinued operations, net of income taxes	—	2.1	—	—	1.2
Net income	$59.4	$73.2	$60.1	$169.0	$212.5

Basic earnings per common share:
Continuing operations	$1.23	$1.42	$1.23	$3.46	$4.15
Discontinued operations	—	0.04	—	—	0.02
Net income	$1.23	$1.46	$1.23	$3.46	$4.17

Diluted earnings per common share:
Continuing operations	$1.23	$1.40	$1.22	$3.43	$4.09
Discontinued operations	—	0.04	—	—	0.02
Net income	$1.23	$1.44	$1.22	$3.43	$4.11

Number of shares and share equivalents used to calculate earnings per share:
Basic	48.1	50.1	49.0	48.8	50.9
Diluted	48.4	50.7	49.2	49.2	51.6

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$147.5	$88.1	$112.5	$340.5	$232.5
Cash used in investing activities	(9.8)	(360.5)	(11.2)	(33.3)	(366.6)
Cash used in financing activities	(85.6)	(6.6)	(72.6)	(231.6)	(183.7)

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$147.5	$88.1	$112.5	$340.5	$232.5
Capital expenditures	(9.8)	(8.6)	(11.2)	(32.7)	(27.0)
Free Cash Flow (non-GAAP measure)	$137.7	$79.5	$101.3	$307.8	$205.5

	September 30,	December 31,
	2023	2022
Summary Balance Sheet Data:
Cash and cash equivalents	$145.6	$70.3
Working capital	550.7	539.2
Goodwill and intangible assets, net	2,409.2	2,461.6
Total assets	3,578.9	3,585.7
Long-term debt	1,037.5	1,066.6
Total liabilities	1,670.2	1,684.4
Total stockholders’ equity	1,908.7	1,901.3

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Net income	$59.4	$73.2	$60.1	$169.0	$212.5
Income from discontinued operations, net of tax	—	2.1	—	—	1.2
Income from continuing operations	59.4	71.1	60.1	169.0	211.3
Interest expense	18.5	12.1	15.8	49.7	31.5
Provision for income taxes	20.7	25.2	22.0	62.0	76.3
Depreciation	7.0	7.2	7.0	20.8	19.5
Amortization of intangible assets	17.8	17.9	17.9	53.8	45.3
EBITDA (non-GAAP measure)	123.4	133.5	122.8	355.3	383.9
Stock-based compensation	10.3	11.9	11.3	33.7	35.9
Legal settlement expense	2.7	—	—	2.7	—
Acquisition, integration and strategic planning expenses	1.1	3.3	1.1	4.5	7.7
Adjusted EBITDA (non-GAAP measure)	$137.5	$148.7	$135.2	$396.2	$427.5

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Net income	$59.4	$73.2	$60.1	$169.0	$212.5
Income from discontinued operations, net of tax	—	2.1	—	—	1.2
Income from continuing operations	59.4	71.1	60.1	169.0	211.3
Credit facility amendment expenses	2.3	—	—	2.3	—
Legal settlement expense	2.7	—	—	2.7	—
Acquisition, integration and strategic planning expenses	1.1	3.3	1.1	4.5	7.7
Tax effect on adjustments	(1.6)	(0.9)	(0.3)	(2.5)	(2.0)
Non-GAAP net income	63.9	73.5	60.9	176.0	217.0
Amortization of intangible assets	17.8	17.9	17.9	53.8	45.3
Other	(0.6)	(0.7)	(0.6)	(1.8)	(1.5)
Adjusted Net Income (non-GAAP measure)(1)	$81.1	$90.7	$78.2	$228.0	$260.8

Per diluted share:
Net income	$1.23	$1.44	$1.22	$3.43	$4.11
Adjustments	0.45	0.35	0.37	1.20	0.94
Adjusted Net Income (non-GAAP measure)(1)	$1.68	$1.79	$1.59	$4.63	$5.05

Common shares and share equivalents (diluted)	48.4	50.7	49.2	49.2	51.6
_________
(1)    Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets,” which currently total approximately $8.5 million per quarter (approximately $0.18 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

FINANCIAL ESTIMATES FOR THE FOURTH QUARTER OF 2023
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$46.2	$49.1
Interest expense	16.8	16.8
Provision for income taxes	17.9	19.0
Depreciation expense(2)	6.4	6.4
Amortization of intangible assets	17.9	17.9
EBITDA (non-GAAP measure)	105.2	109.2
Stock-based compensation	10.3	10.3
Adjusted EBITDA (non-GAAP measure)	$115.5	$119.5

	Low	High
Net income(1)	$46.2	$49.1
Amortization of intangible assets	17.9	17.9
Other	(0.7)	(0.7)
Adjusted Net Income (non-GAAP measure)(3)	$63.4	$66.3

Per diluted share:
Net income	$0.97	$1.03
Adjustments	0.36	0.36
Adjusted Net Income (non-GAAP measure)(3)	$1.33	$1.39

Common shares and share equivalents (diluted)	47.8	47.8
_______
(1)Does not include acquisition, integration and strategic planning expenses, or excess tax benefits related to stock-based compensation.
(2)Comprised of (i) $6.0 million of depreciation included in SG&A expenses and (ii) $0.4 million of depreciation included in costs of services.
(3)Does not include the "Cash Tax Savings on Indefinite-lived Intangible Assets". These savings total $8.5 million per quarter ($0.18 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management uses these non-GAAP measures (EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, Leverage Ratio and Revenues on a same Billable Days basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of the Company's acquisitions. The calculation of Adjusted Net Income is presented in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

Leverage Ratio is the ratio of the Company's total debt to trailing-twelve-months (“TTM”) Adjusted EBITDA, further adjusted for the inclusion of estimated performance from acquisitions made in the TTM period as if those acquisitions had occurred at the beginning of that period.

Commercial consulting bookings are defined as the value of new contracts entered into during a specified period, including adjustments for the effects of changes in contract scope and contract terminations.

Federal Government Segment new contract awards are defined as the estimated amount of future revenues to be recognized under contracts awarded during a specified period, including adjustments to estimates for contracts awarded in previous periods.

The book-to-bill ratio for the Federal Government Segment is the ratio of New Contract Awards to revenues for a specified period.

Revenues calculated on a Same Billable Days basis provide more comparable information by removing the effect of differences in the number of billable days on a year-over-year basis. Revenues on a Same Billable Days basis are adjusted for the following items: differences in billable days during the period by taking the current-period average revenue per billable day, multiplied by the number of billable days from the same period in the prior year; Billable Days are business days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather.

Contact:

Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@asgn.com